Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217944, 333-236801, 333-235748, and 333-251820 on Form S-8 and Registration Statement No. 333-273755 on Form S-3 of our report dated February 19, 2025, relating to the financial statements of Ingersoll Rand Inc., and the effectiveness of Ingersoll Rand Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Charlotte, NC

February 19, 2025